EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date: October 10, 2003 9:00 A.M. (ET)

Contact: Terry L. Hester

Chief Financial Officer

(229) 426-6002

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, GA., October 10, 2003—Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported record quarterly net income of $1,719,000 for the third quarter of 2003, up 13.09% from third quarter 2002 net income of $1,520,000. On a per share split-adjusted basis, net income was $0.30, up 11.11% from third quarter 2002 net income per share of $0.27. Annualized return on assets for the quarter was 0.83% and return on equity excluding FASB 115 accounting effect was 12.75%, compared to 0.84% and 12.40% in the third quarter of 2002, respectively. A primary focus of our 2003 business plan is net interest margin improvement, which improved to 3.83% for third quarter 2003 compared to 3.81% for the same period a year ago and improved from the company’s low quarterly net interest margin of 3.54% in the fourth quarter of 2002.

Net income for the nine months ended September 30, 2003 was $5,029,000 or $0.88 per share as compared to $4,462,000 or $0.80 per share for the same period a year ago. Earnings per share reflect an increase of 10.00% from a year ago. Annualized return on assets for the nine months ended September 30, 2003 was 0.83% and return on equity excluding FASB 115 accounting effect was 12.75%, compared to 0.86% and 12.91% for the nine months ended September 30, 2002, respectively. Net interest margin was flat at 3.72% for both nine-month periods ended September 30, 2003 and 2002.

Asset growth continued to be good as Colony surpassed $830 million in total assets during the quarter. Total assets increased 11.60% to $830,950,000 on September 30, 2003 from $744,572,000 a year ago. Net loans increased 13.86% to $642,969,000 on September 30, 2003 from $564,726,000 a year ago. Total deposits increased 9.84% to $697,805,000 on September 30, 2003 from $635,318,000 a year ago. Shareholders’ equity on September 30, 2003 was $54,449,000 and equaled 6.55% of total assets.

The ratio of non-performing assets to loans and other real estate on September 30, 2003 was 1.63% as compared to 1.59% on September 30, 2002 and 1.61% on December 31, 2002. The third quarter and year-to-date 2003 provisions for loan losses were $1,455,000and $2,927,000, respectively, compared to $990,000 and $2,139,000, respectively, for the same periods in 2002. Net charge-offs for the quarter were 0.26% of average loans, up from 0.15% for the third quarter of 2002, while net charge-offs for the nine months ended September 30, 2003 were 0.41% of average loans, up from 0.28% for the same period a year ago. Net charge-offs increased significantly during third quarter 2003 primarily due to one commercial line being charged-off that accounted for approximately 48% of the total third quarter charge-offs. The loan loss reserve was 1.19% of total loans, which provided coverage of 96.12% of nonperforming loans and 72.68% of nonperforming assets, compared to 92.10% and 79.81% on September 30, 2002, respectively.

During the quarter the board of directors announced a five-for-four stock split to be effected as a 25% stock dividend effective September 1, 2003. James D. Minix, President and CEO said, “This stock split allows our shareholders to share in our continuing strong financial performance and will tend to enhance the liquidity of our stock by increasing from 4.6 million to 5.7 million the number of our outstanding shares.”

Also, with new tax regulations benefiting shareholders with reduced taxes on dividend income, the company increased its third quarter dividend to $.07 per share from $0.068 in second quarter 2003 and $0.056 in third quarter 2002.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-two offices located in the South Georgia cities of Fitzgerald, Warner Robins, Ashburn, Leesburg, Cordele, Albany, Sylvester, Tifton, Moultrie, Douglas, Broxton, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27 A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED				YEAR-TO-DATE
EARNINGS SUMMARY	09/30/03		09/30/02		09/30/03		09/30/02*
Net Interest Income	$7,463		$6,491		$21,133		$17,911
Provision for Loan Losses	1,455		990		2,927		2,139
Non-interest Income	1,847	(2)	1,779	(2)	4,743	(2)	4,563	(2)
Non-interest Expense	5,293		4,972		15,377		13,612
Income Taxes	843		788		2,543		2,261
Net Income	1,719		1,520		5,029		4,462
Operating Income	1,475		1,198		4,785		3,805

	QUARTER ENDED				YEAR-TO-DATE
PER SHARE SUMMARY	09/30/03		09/30/02		09/30/03		09/30/02
Common Shares Outstanding**	5,727,968		5,716,853		5,727,968		5,716,853
Weighted Average Diluted Shares**	5,720,374		5,709,117		5,720,481		5,562,055
Net Income Per Weighted
Average Shares**	$0.30		$0.27		$0.88		$0.80
Operating Income Per Weighted Average Shares **	$0.26		$0.21		$0.84		$0.68
Dividends Declared Per Share**	$0.07		$0.056		$0.198		$0.16

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	09/30/03	09/30/02	09/30/03	09/30/02
Net Interest Margin (a)	3.83%	3.81%	3.72%	3.72%
Return on Average Assets
Based on Net Income	0.83%	0.84%	0.83%	0.86%
Return on Average Assets
Based on Operating Income	0.71%	0.66%	0.79%	0.74%
Return on Average Equity
Based on Net Income	12.75%	12.40%	12.75%	12.91%
Return on Average Equity
Based on Operating Income	10.94%	9.78%	12.13%	11.01%
Efficiency (b)	58.77%	63.27%	60.45%	62.73%

	QUARTER ENDED
ENDING BALANCES	09/30/03	09/30/02
Total Assets	$830,950	$744,572
Loans Held for Sale	3,315	5,280
Loans, Net of Reserves	642,969	564,726
Allowance for Loan Losses	7,748	7,276
Intangible Assets	730	880
Deposits	697,805	635,318
Stockholders’ Equity	54,449	50,397
Book Value Per Share**	$9.51	$8.82
Tangible Book Value Per Share**	$9.38	$8.66
Shareholders’ Equity to Total Assets	6.55%	6.77%

(1)	Annualized.
(2)	Includes gain on sale of securities of $369 for third quarter 2003 and $488 for third quarter 2002 and $369 for YTD 2003 and $995 for YTD 2002.
(a)	Computed using fully taxable-equivalent net income.
(b)	Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.
*	September 30, 2002 YTD earnings summary does not include first quarter 2002 results of Colony Bank Quitman, FSB as the acquisition was consummated on March 29, 2002.
**	All per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend as of September 1, 2003.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	09/30/03	09/30/02	09/30/03	09/30/02
Total Assets	$826,760	$727,928	$804,701	$687,950
Loans, Net of Reserves	635,063	547,842	608,070	511,748
Deposits	693,453	621,294	678,733	586,292
Stockholders’ Equity	54,388	50,182	53,316	46,952

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	09/30/03	09/30/02	09/30/03	09/30/02
Nonperforming Loans	$8,061	$7,900	$8,061	$7,900
Nonperforming Assets	10,661	9,117	10,661	9,117
Net Loan Chg-offs (Recoveries)	1,669	815	2,542	1,473
Reserve for Loan Loss to Gross Loans	1.19%	1.27%	1.19%	1.27%
Reserve for Loan Loss to Non-performing Loans	96.12%	92.10%	96.12%	92.10%
Reserve for Loan Loss to Non-performing Assets	72.68%	79.81%	72.68%	79.81%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.26%	0.15%	0.41%	0.28%
Nonperforming Loans to Gross Loans	1.24%	1.38%	1.24%	1.38%
Nonperforming Assets to Total Assets	1.28%	1.22%	1.28%	1.22%
Nonperforming Assets to Loans and Other Real Estate	1.63%	1.59%	1.63%	1.59%

Quarterly Comparative Data (in thousands, except per share data)

	3Q2003	2Q2003	1Q2003	4Q2002	3Q2002
Assets	$830,950	$819,323	$801,409	$780,589	$744,572
Loans	642,969	623,356	594,230	564,257	564,726
Deposits	697,805	688,641	675,671	664,470	635,318
Equity	54,449	54,055	52,484	51,428	50,397
Net Income	1,719	1,665	1,645	1,290	1,520
Net Income Per Share*	0.30	0.29	0.29	0.22	0.27
Dividends Declared Per Share*	0.07	0.068	0.06	0.06	0.056

*All	per share data has been adjusted to reflect 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.

Key Performance Ratios	3Q2003	2Q2003	1Q2003	4Q2002	3Q2002
Return on Assets	0.83%	0.83%	0.84%	0.67%	0.84%
Return on Equity*	12.75%	12.65%	12.85%	10.32%	12.40%
Equity/Assets	6.55%	6.60%	6.55%	6.59%	6.77%
Net Interest Margin	3.83%	3.71%	3.63%	3.54%	3.81%

*Excludes FASB 115 Accounting Effect

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	September 30, 2003	September 30, 2002
	(unaudited)	(unaudited)
ASSETS
Cash and Balances Due from Depository Institutions	$33,328	$25,177
Federal Funds Sold	21,408	32,392
Investment Securities
Available for Sale, at Fair Value	92,175	83,367
Held for Maturity, at Cost (Fair Value of $88 and $121, Respectively)	88	115

	92,263	83,482

Federal Home Loan Bank Stock, at Cost	2,975	2,837
Loans Held for Sale	3,315	5,280
Loans	650,755	572,065
Allowance for Loan Losses	(7,748)	(7,276)
Unearned Interest and Fees	(38)	(63)

	642,969	564,726

Premises and Equipment	17,600	17,023
Other Real Estate	2,600	1,217
Goodwill	448	448
Intangible Assets	282	432
Other Assets	13,762	11,558

Total Assets	$830,950	$744,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-Bearing	$52,695	$45,990
Interest-Bearing	645,110	589,328

	697,805	635,318

Borrowed Money
Federal Funds Purchased	0	0
Borrowed Money	60,413	45,671

	60,413	45,671

Guaranteed Mandatorily Redeemable Trust
Preferred Securities of Subsidiary Trusts	14,000	9,000
Other Liabilities	4,283	4,186
Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 5,727,968 and 4,573,482 Shares as of September 30, 2003 and September 30, 2002, Respectively	5,728	4,574
Paid in Capital	23,499	23,361
Retained Earnings	25,486	21,795
Restricted Stock-Unearned Compensation	(154)	(97)
Accumulated Other Comprehensive Income, Net of Taxes	(110)	764

	54,449	50,397

Total Liabilities and Stockholders’ Equity	$830,950	$744,572

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Three Months Ended		Nine Months Ended
	09/30/03	09/30/02	09/30/03	09/30/02
	(unaudited)		(unaudited)
Interest Income
Loans, including fees	$11,037	$10,669	$32,665	$30,358
Federal Funds Sold	53	102	274	311
Deposits with Other Banks	40	37	120	117
Investment Securities
U.S. Treasury & Federal Agencies	536	792	1,543	2,470
State, County and Municipal	77	104	240	263
Other Investments	104	187	340	796
Dividends on Other Investments	31	35	98	107
Other Interest Income	7	10	25	25

	11,885	11,936	35,305	34,447

Interest Expense
Deposits	3,673	4,867	11,995	14,760
Federal Funds Purchased	0	1	1	3
Borrowed Money	589	446	1,677	1,505
Trust Preferred Securities	160	131	499	268

	4,422	5,445	14,172	16,536

Net Interest Income	7,463	6,491	21,133	17,911
Provision for Loan Losses	1,455	990	2,927	2,139

Net Interest Income After Provisions for Loan Losses	6,008	5,501	18,206	15,772

Noninterest Income
Service Charges on Deposits	1,011	890	2,778	2,497
Other Service Charges, Commissions & Fees	294	218	800	591
Security Gains, net	369	488	369	995
Other Income	173	183	796	480

	1,847	1,779	4,743	4,563

Noninterest Expense
Salaries and Employee Benefits	2,839	2,697	8,414	7,442
Occupancy and Equipment	848	690	2,401	2,172
Other Operating Expenses	1,606	1,585	4,562	3,998

	5,293	4,972	15,377	13,612

Income Before Income Taxes	2,562	2,308	7,572	6,723
Income Taxes	843	788	2,543	2,261

Net Income	$1,719	$1,520	$5,029	$4,462

Net Income Per Share of Common Stock
Basic	$0.30	$0.27	$0.88	$0.80

Diluted	$0.30	$0.27	$0.88	$0.80

Weighted Average Basic Shares Outstanding	5,694,978	5,694,978	5,694,978	5,548,031

Weighted Average Diluted Shares Outstanding	5,720,374	5,709,117	5,720,481	5,562,055

All per share data has been adjusted to reflect a 5-for-4 stock split effected as a 25% stock dividend on September 1, 2003.